UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): June 18, 2015

The New Home Company Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36283	27-0560089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Enterprise, Suite 450 Aliso Viejo, California (Address of principal executive offices)	92656 (Zip Code)
(949) 382-7800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
The New Home Company Inc. (the “Company”) held its Annual Meeting of Stockholders on June 18, 2015 (the “Annual Meeting”). At the Annual Meeting, there were present in person or by proxy 16,330,012 votes, representing approximately 98.89% of the total outstanding eligible votes. The vote totals noted below are final voting results from the Annual Meeting.
Proposal 1
The Company’s stockholders elected the following three directors to the Board for a term of office expiring at the 2018 annual meeting of stockholders and until their successors are duly elected and qualified, with voting results as follows:

Name	For	Withheld	Broker Non-Votes
David Berman	15,384,116	428,100	517,796
Douglas C. Neff	15,384,596	427,620	517,796
Nadine Watt	15,794,861	17,355	517,796

Proposal 2
The Company’s stockholders ratified of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
16,081,617	248,395	—	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The New Home Company Inc.

Date: June 18, 2015	By:	/s/ Wayne Stelmar
Wayne Stelmar
Chief Financial Officer and Secretary